UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event):  December 23, 2014

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POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

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Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2014, PostRock Energy Corporation (“PostRock”) received a notice from The Nasdaq Stock Market (“Nasdaq”) that, for the last 30 consecutive business days, PostRock’s market value of publicly held shares was below $15,000,000 and that PostRock therefore is not in compliance with the market value of publicly held shares requirement set forth in Nasdaq Listing Rule 5450(b)(3)(C).  The Nasdaq Listing Rules define “publicly held shares” as total shares outstanding, less any shares held directly or indirectly by officers, directors or a beneficial owner of more than 10% of the total outstanding shares.  The notification of noncompliance has no immediate effect on the listing or trading of PostRock’s common stock on the Nasdaq Global Market under the symbol “PSTR”.

PostRock has 180 calendar days from the date of such notification, or until June 22, 2015, to achieve compliance with the market value of publicly held shares requirement.  To regain compliance, PostRock’s market value of publicly held shares must close at $15,000,000 or more for a minimum of ten consecutive business days during this 180-day grace period.  PostRock’s failure to regain compliance during this period could result in delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
Executive Vice President, General Counsel and Secretary

Date: December 30, 2014